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                                                                   Exhibit 99(b)

[LOGO]  RELIASTAR FINANCIAL CORP.                                         PROXY
        20 WASHINGTON AVENUE SOUTH
        MINNEAPOLIS, MINNESOTA 55401
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THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE SPECIAL MEETING
OF SHAREHOLDERS TO BE HELD JULY 27, 2000.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on this proxy, by telephone, or via the Internet.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" PROPOSAL 1.

By signing the proxy, you revoke all prior proxies and appoint John G. Turner, Robert C. Salipante, and Richard R. Crowl, and each of them, as proxies, with full power of substitution and revocation to vote all shares of the ReliaStar that you are entitled to vote at the special meeting of ReliaStar's shareholders to be held July 27, 2000 and any adjournments.









                      See reverse for voting instructions.
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                                                                       Company #
                                                                       Control #

                                VOTE BY INTERNET
                           HTTP://WWW.EPROXY.COM/RLR/
Use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you access the web site. You will be prompted to enter your 3-digit company number and a 7-digit control number (these numbers are located above) to create an electronic ballot.

                                VOTE BY TELEPHONE
                            TOLL FREE 1-800-240-6326
Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call. You will be prompted to enter your 3-digit company number and a 7-digit control number (these numbers are located above). Follow the recorded instructions.

                                  VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope provided.

YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED, AND RETURNED YOUR PROXY CARD. THE DEADLINE FOR INTERNET OR TELEPHONE VOTING IS NOON (CENTRAL TIME) ON July 26, 2000.

      IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD
                               Please detach here

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

1. To adopt the agreement and plan of merger, dated as of April 30, 2000, among ING Groep N.V., ING America Insurance Holdings, Inc., SHP Acquisition Corp., and ReliaStar Financial Corp. as described in the accompanying proxy statement/prospectus.

                         FOR |_| AGAINST |_| ABSTAIN |_|

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE PROPOSAL.

NOTE: Please sign this proxy exactly as the name(s) appears hereon. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such. Proxies executed in the name of a corporation should be signed on behalf of the corporation by a duly authorized officer. Where shares are owned in the name of two or more persons, all such persons should sign this proxy.

Dated: ___________, 2000


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Signature of Shareholder                    Signature of Shareholder



Proxy #                          Account #                    Issue or Issuer #